EXHIBIT 99.1
PRESS RELEASE

Contact:	Investors/Media:
Symmetry Medical Inc.	The Ruth Group
Fred L. Hite	Zack Kubow/Lisa Cook
Senior Vice President	(646) 536-7020/7012
Chief Financial Officer	zkubow@theruthgroup.com
(574) 371-2218	lcook@theruthgroup.com

Symmetry Medical to Acquire the Surgical Instruments Business of Codman & Shurtleff

Diversifies Revenue Base and Enhances Gross Margin
Strengthens IP Portfolio with Recognized and Innovative Brands

Warsaw, Indiana, December 12, 2011 – Symmetry Medical Inc. (NYSE: SMA), a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays, announced today that it has entered into a definitive asset purchase agreement (the “Agreement”) to acquire the surgical instruments business of Codman & Shurtleff, Inc. (“Codman”), a Johnson & Johnson company. Codman’s line of surgical instruments will be integrated with Symmetry’s current hospital direct business, Specialty Surgical Instrumentation (“SSi”), creating a new business segment with more than $100 million in combined annual sales in the $1 billion worldwide market for general surgical instruments. The combined hospital direct general surgical instruments business will be re-named Symmetry Surgical and will be based in Nashville, TN.

Under terms of the Agreement, Symmetry will acquire the surgical instruments product portfolio and associated assets of Codman for $165 million in cash. Codman will provide transitional services to Symmetry Surgical for a period of time following the close of the transaction, including serving as master distributor outside the U.S. and providing certain administrative support. Symmetry intends to finance the acquisition through an amendment to its Senior Secured Credit Facility and the issuance of $65 million of senior subordinated notes.  The transaction will be structured as an asset purchase resulting in significant future tax benefits related to the acquisition of assets.  The transaction is expected to close by the end of 2011, subject to customary closing conditions and any necessary governmental approvals.

The transaction includes Codman’s reusable stainless steel and titanium surgical hand-held instruments and retractor systems, sterile disposable surgical products (vein strippers, SECTO dissectors, tonsil sponges and surgical marker pens), and sterilization containers. These products are typically used in the surgical specialties of spine, general/OB-GYN, microsurgery/neurosurgery, orthopedics, laparoscopy, cardiovascular, thoracic and general surgery.

Summary of Strategic and Financial Benefits of the Transaction
•
Diversifies Symmetry’s revenue base with higher margin hospital direct business representing ~25% of total revenue; 2011 pro-forma revenue for the acquired surgical instrument business is approximately $60 million;

•	Strengthens Symmetry’s intellectual property portfolio;
•	Adds strategic logistics and procurement capabilities in Tuttlingen, Germany to service Symmetry’s OEM and hospital customers;

•	Enhances Symmetry’s ability to bring innovation to its OEM customers through broader hospital market intelligence in additional surgical specialties;
•	Establishes global presence in 60+ countries for Symmetry Surgical and creates opportunities for accelerated growth in the U.S. and abroad;
•	Expected to be breakeven on a GAAP EPS basis in 2012 and significantly accretive on a cash EPS basis

Thomas J. Sullivan, President and Chief Executive Officer of Symmetry Medical, said, “The acquisition of Codman’s surgical instruments business is a major milestone that provides significant benefits for all areas of our business. Its brands are very well respected by clinicians and hospital customers throughout the world and fit well with Symmetry’s reputation for quality and customer service.”

“The acquisition achieves several strategic objectives for Symmetry, including diversification of our revenue base with higher margin, intellectual property-backed products that generate strong cash flow. The acquired assets include a strategic capability in instrument procurement and add scale and a robust international presence to our hospital direct business.  When combined with SSi as Symmetry Surgical, they will allow us to expand our global geographic footprint with products that are complementary to our core OEM supplier business. We believe the additional presence in demanding surgical specialty procedures and relationships with key surgeon developers will enhance Symmetry’s ability to bring innovative, value-add new products to the market for the benefit of both our OEM and hospital customers,” added Mr. Sullivan.

SSi has achieved double-digit revenue growth and strong gross margins since acquired by Symmetry in 2007. The addition of  Codman’s market leading brands, including BOOKWALTER® Retractor Systems, OPTI-LENGTH® Extended Length Surgical Instruments, QUAD-LOCK™ Sterilization Container Systems, RAPIDCLEAN® Detachable Kerrison Rongeurs, CLASSIC PLUS® and CLASSIC® Surgical Instruments, GREENBERG™ Neurosurgical Retractor System, KARLIN™ Surgical Instruments, and MAGNAFREE® Non-Magnetic Surgical Instruments, will further enhance and complement SSi’s existing portfolio which includes FLASHPAK™, OLSEN™, RILEY™, ULTRA™, and ACCESS SURGICAL™.

Dr. John R. Bookwalter, M.D. FACS, a renowned surgeon and Codman product designer, said, “I am pleased and impressed with Symmetry's well demonstrated ability to bring new products to market that provide significant benefits to surgeons and their patients.  I believe in the vision of Symmetry’s leadership for the future and am looking forward to working closely with the Symmetry Surgical team to further develop innovative and cost effective new products to be used in operating rooms around the globe.”

Thomas J. Sullivan will serve as President of Symmetry Surgical in addition to his current responsibilities as President and Chief Executive Officer of Symmetry Medical. Chris Huntington, Symmetry Medical’s Chief Operating Officer, Asia, will be appointed to the position of Chief Operating Officer of Symmetry Surgical. Mr. Huntington will lead integration efforts and report directly to Mr. Sullivan. The executive team of Symmetry Surgical will be comprised of a combination of senior leaders from the surgical instruments business of Codman and SSi, as well as newly recruited senior industry executives.

Mr. Sullivan commented, “Chris has been an extremely valuable member of Symmetry’s management team and is well recognized throughout the organization for his entrepreneurship and proven track record of success. He has done a tremendous job building and expanding our Malaysian operations and more recently, driving our strategic business development efforts. He played a key role in the acquisition process and we will benefit from the continuity of having him lead the integration. I have full confidence in his ability and in the team of senior executives from both companies that will work with him at Symmetry Surgical to drive growth. We are looking forward to welcoming our new colleagues and customers to the Symmetry family.”

Stifel Nicolaus Weisel served as advisor to Symmetry Medical on the transaction.

Conference Call, Webcast and Presentation Slides
Symmetry Medical will host a conference call to discuss the definitive asset purchase agreement to acquire the surgical instruments business of Codman at 9:00 a.m. ET on December 12, 2011. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.symmetrymedical.com. Accompanying presentation slides will also be posted on the investor relations page before the conference call begins. The material will also be available on the home page of SSi’s web site, www.specsurg.com. The dial-in numbers are (866) 356-3095 for domestic callers and (617) 597-5391 for international. The reservation number for both is 57331853. After the live webcast, the call will remain available on Symmetry Medical’s website through March 12, 2012. In addition, a telephonic replay of the call will be available until December 19, 2011. The replay numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use reservation code 22388059.

About Symmetry Medical Inc.
Symmetry Medical Inc. is a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays. The Company’s thousands of Teammates provide design, development and worldwide production capabilities for these products to customers in the orthopedic industry, other medical device markets, and specialized non-healthcare markets. Symmetry’s trusted reputation and brands, broad Intellectual Property portfolio and commitment to innovation enable it to collaborate with hundreds of global medical device manufacturers as well as thousands of hospitals to provide solutions for today’s needs and tomorrow’s growth.

Forward-Looking Statements
Statements in the press release regarding Symmetry Medical Inc.'s business which are not historical facts may be "forward-looking statements" that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "might," "will," "should," "expect," "believe," "anticipate," "plan," "estimate," "intend," and similar words indicating possible future expectations, events or actions. Such predictive statements are not guarantees of future performance, and actual outcomes and results could differ materially from our current expectations. We refer you to the "Risk Factors" and "Forward Looking-Statements" sections in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the Company's other filings with the SEC, which are available on the SEC's Web site at www.sec.gov.